SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2009

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

Western Medical, Ltd. – Promissory Note

        Derma Sciences, Inc. (the “Registrant”) and Western Medical, Inc. (“Western Medical”) on April 18, 2006 closed upon various agreements pursuant to which the Registrant purchased substantially all of the assets of Western Medical (the “Transaction”). Details of the Transaction are described in the Registrant’s current report on Form 8-K filed on April 24, 2006.

        The Transaction was financed in part by the Registrant’s delivery to Western Medical of a three-year promissory note in the principal amount of $500,000 and providing for quarterly payments of interest only until maturity (the “Promissory Note”). The Promissory Note, in accordance with its original terms, matures on April 18, 2009.

        The Registrant and Western Medical, on March 31, 2009, entered into an agreement whereby the maturity of the Promissory Note is deferred until April 15, 2011 (the “Forbearance Agreement”) subject to the following conditions:

(a)	The Registrant must make quarterly payments of interest on the Promissory Note principal balance ($15,000 per payment representing an annual percentage rate of 12%) on April 15, 2009, July 15, 2009, October 15, 2009 and January 15, 2010 with a final payment of principal and interest of $515,000 on April 14, 2010;

(b)	The Registrant must use its best efforts to refinance its current indebtedness to GE Business Financial Services Inc. (discussed below) and satisfy the principal and interest due under the Promissory Note from the proceeds of such refinancing;

(c)	The Registrant must accord Western Medical five-year warrants to purchase 50,000 shares of the Registrant’s common stock at the closing price thereof on March 30, 2009, to wit: $0.39; and

(d)	The Registrant must pay the fees of Western Medical’s legal counsel incurred in negotiating and preparing the Forbearance Agreement which fees are estimated at $4,500.

        The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement a copy of which is attached hereto as Exhibit 10.01.

GE Business Financial Services Inc. – Credit and Security Agreement

        On November 8, 2007 the Registrant entered into a five year credit and security agreement comprising a term loan and a revolving loan (the “Agreement”) with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., for a maximum principal amount of $14.0 million. The term and revolving loans (collectively, the “Loan”) are described in the Registrant’s current report on Form 8-K filed November 15, 2007.

        Effective March 28, 2008, the Registrant and GE Business Financial Services Inc. (the “Lender”), successor to Merrill Lynch Business Financial Services, Inc., amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed April 2, 2008. Effective August 13, 2008, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed August 19, 2008. Effective March 31, 2009, the Registrant and the Lender amended the Agreement (the “Third Amendment”) for the reasons and in the manner described below:

        The Agreement provides that no modifications to any instruments governing debt obligations subordinate to the Loan (such debt, “Subordinated Debt”) may be effected without consent of the Lender. The Promissory Note (discussed above) constitutes Subordinated Debt under the Agreement. The Lender has consented, by means of the Third Amendment, to the Registrant’s execution of the Forbearance Agreement (discussed above) under the following conditions:

(a)	The Registrant must, at the time it makes any payment of principal under the Promissory Note, pay to the Lender an amount equal to 50% of the Registrant’s excess cash flow (as defined in the Agreement) for the fiscal year immediately preceding such payment;

(b)	The Registrant’s payments of principal on the Promissory Note may not exceed 20% of its excess cash flow (as defined in the Agreement) for the fiscal year immediately preceding such payment;

(c)	The Lender shall have reviewed and approved the audit of the Registrant’s financial statements for the fiscal year immediately preceding any payment of principal on the Promissory Note;

(d)	The Registrant’s borrowing capacity under the revolving portion of the Loan (as defined in the Agreement) must be at least $1.5 million and $2.0 million for payments effected in April, 2010, and thereafter, respectively;

(e)	At the time of any payment of principal on the Promissory Note, the Registrant must have not more than $400,000 in accounts payable greater than 60 days past due;

(f)	After giving effect to any given payment of principal on the Promissory Note, no default under the Promissory Note may exist or be created by such payment; and

(g)	Western Medical shall have acknowledged in writing to the Lender that the Promissory Note is unsecured and that Western Medical’s rights in the collateral securing the Loan are subordinate to those of the Lender. (This condition has been satisfied.)

        The Third Amendment also modifies the base rate under the Agreement to a three month LIBOR rate from a one month LIBOR rate. Further, the base rate margin under the Agreement was increased 150 basis points on the revolving portion of the Loan from 2.75% to 4.25%, on the term portion of the Loan from 4.25% to 5.75% and on the amount of the term portion of the Loan secured by restricted cash from 2.25% to 3.75%. In addition, the Third Amendment obligates the Registrant to increase its borrowing capacity under the revolving portion of the Loan to a minimum of $3,000,000 by December 31, 2009 failing which the base interest rate will increase to the greater of 3.00% or the rate then in effect. The Company estimates that increased interest payments under the Loan as a result of the foregoing interest rate modifications will be in the range of $180,000 to $200,000 annually. The Company is responsible for the Lender’s reasonable legal fees relative to the negotiation and preparation of the Third Amendment.

        The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment a copy of which is attached hereto as Exhibit 10.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.01	Forbearance Agreement

10.02	Third Amendment to Credit and Security Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: April 6, 2009

EXHIBIT INDEX

10.01	Forbearance Agreement

10.02	Third Amendment to Credit and Security Agreement